Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS FIRST QUARTER 2022 RESULTS

RICHMOND, VA, May 9, 2022. Medalist Diversified REIT, Inc. (NASDAQ:MDRR), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the three months ended March 31, 2022 and provided an update on its corporate activities. In addition, the Company released supplemental financial information about its first quarter financial results.

Key Highlights:

•	Total revenues increased 8.7% to $2.90 million, up from $2.67 million for the same quarter in 2021.
o	Retail center property revenues increased by 27.8% and flex center property revenues increased by 235.5%, demonstrating the full impact of the company’s 2021 acquisitions
•	Net operating income increased 26% to $1.88 million, up from $1.49 million for the same quarter in 2021.
•	EBITDA increased 54% to $1,202,545, up from $782,860 for the prior year quarter.
•	Net loss attributable to common shareholders was $989,284, or $(0.06) per basic and diluted share, compared to a net loss attributable to common shareholders of $2,277,524, or $(0.39) per basic and diluted common share, for the first quarter of 2021, representing an improvement of $0.33 per basic and diluted common share.
•	Funds from operations (FFO) was $387,155, up from ($1,654,509) in the prior year quarter.
•	Adjusted funds from operations (AFFO) was $217,023, up from ($82,534) in the prior year quarter.
•	77% year-over-year increase in the square footage of retail and flex properties, ending the year with seven properties encompassing 771,550 square feet, compared to 436,571 square feet in four properties as of the end of the first quarter of 2021.
•	Average occupancy rate for the Company’s seven retail and flex properties increased to 94.0% as of March 31, 2022, compared to 92.1% for the Company’s four retail and flex properties owned as of March 31, 2021.
•	The Company paid its third consecutive quarterly common dividend of $0.02 per common share.

“Our first quarter results demonstrate the full impact of our 2021 acquisitions,” stated Thomas E. Messier, Chairman and Chief Executive Officer of the Company. “These three acquisitions have increased our revenues, net operating income and funds from operations (FFO) and adjusted funds from operations (AFFO) as those are a key metric in measuring the performance of a REIT. Our strategic short-term shift away from hotel property investments and redeployment of capital to flex and retail properties is paying off with more predictable and less cyclical operating results. We will continue to implement this strategy during the remainder of 2022, with our plans to acquire a fifth retail property, Salisbury Marketplace, and our efforts to sell the Clemson Best Western Hotel Property”.

As of March 31, 2022, the Company’s retail and flex property portfolio consisted of seven properties with 771,550 square feet with an average occupancy rate of 94.0% across the seven properties. As of March 31, 2022, the Company’s hotel portfolio consisted of one property with 148 rooms. The average occupancy of this hotel was 100% for the three months ended March 31, 2022, due to the Company’s occupancy agreement with Clemson University for the entire hotel, which ends on May 15, 2022.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions.

For more information on Medalist, including additional supplemental financial information, please visit the Company website at  https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated June 21, 2021 and its accompanying prospectus supplement dated November 17, 2021, and in the Company’s subsequent annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net loss, as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, interest expense, including amortization of financing costs, share based compensation expense, net amortization of above and below market leases, loss on impairment, impairment of assets held for sale, and other income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Three months ended
	March 31,
Net Operating Income	2022 (Unaudited)	2021 (Unaudited)
Net Loss	$(980,383)	$(2,307,742)
Plus: Preferred dividends, including amortization of capitalized issuance costs	153,923	149,449
Plus: Legal, accounting and other professional fees	459,869	491,855
Plus: Corporate general and administrative expenses	80,706	69,137
Plus: Depreciation expense	771,560	454,774
Plus: Amortization of intangible assets	383,637	198,459
Plus: Interest expense, including amortization of capitalized loan issuance costs	687,501	2,284,683
Plus: Share based compensation expense	233,100	149,981
Plus: Loss on impairment	36,670	-
Plus: Impairment of assets held for sale	175,671	-
Less: Other income	(95,439)	(1,352)
(Less) Plus: Net amortization of above and below market leases	(26,034)	3,237
Net Operating Income - NOI	$1,880,781	$1,492,481

EBITDA

EBITDA is net income (or loss), as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, loss on impairment, and impairment of assets held for sale.

The following tables reflect net loss with a reconciliation to EBITDA, as computed in accordance with GAAP for the periods presented:

	Three months ended
	March 31
Net Loss	2022 (Unaudited)	2021 (Unaudited)
Plus: Preferred dividends, including amortization of capitalized issuance costs	153,923	149,449
Plus: Interest expense, including amortization of capitalized loan issuance costs	687,501	2,284,683
Plus: Depreciation expense	771,560	454,774
Plus: Amortization of intangible assets	383,637	198,459
(Less) Plus: Net amortization of above and below market leases	(26,034)	3,237
Plus: Loss on impairment	36,670	-
Plus: Impairment of assets held for sale	175,671	-
EBITDA	$1,202,545	$782,860

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases) and after adjustments for unconsolidated partnerships and joint ventures. In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Three months ended
	March 31,
	2022 (Unaudited)	2021 (Unaudited)
Funds from operations
Net Loss	$(980,383)	$(2,307,742)
Depreciation of tangible real property assets	602,845	365,726
Depreciation of tenant improvements	148,924	74,336
Amortization of leasing commissions	19,791	14,712
Amortization of intangible assets	383,637	198,459
Loss on impairment	36,670	-
Impairment of assets held for sale	175,671	-
Funds from operations	$387,155	$(1,654,509)

Adjusted funds from operations
Funds from operations	$387,155	$(1,654,509)
Amortization of above market leases	69,583	53,613
Amortization of below market leases	(95,617)	(50,376)
Straight line rent	(14,921)	(88,092)
Capital expenditures	(366,059)	(45,150)
Increase in fair value of interest rate cap	(91,042)	(160)
Amortization of loan issuance costs	28,118	44,190
Amortization of preferred stock discount and offering costs	53,923	49,449
Amortization of convertible debenture discount, offering costs and beneficial conversion feature	-	1,455,324
Share-based compensation	233,100	149,981
Bad debt expense	12,783	3,196
Adjusted funds from operations (AFFO)	$217,023	$(82,534)

Contact

Dave Gentry

RedChip Companies

407-491-4498